Exhibit 99.1

WHITESTONE REIT

REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS

Houston, Texas, February 25, 2026 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced its operating and financial results for the fourth quarter and full year of 2025. Whitestone creates neighborhood center communities in its high-quality open-air shopping centers that it acquires, owns, manages, develops, and redevelops primarily in some of the largest, fastest-growing, high-household-income markets in the Sunbelt. For the three months ended December 31, 2025 and 2024, Net income attributable to common shareholders per diluted share was $0.43 and $0.33, respectively. For the full year 2025 and 2024, Net income attributable to common shareholders per diluted share was $0.95 and $0.72, respectively.

“We are pleased to report strong fourth quarter and full year operating and financial results. We delivered full-year 4.0% Same Store Net Operating Income growth and record occupancy of 94.6%. We are firmly on track with our long-term 5-7% Core FFO per share growth target. The leasing environment in Whitestone’s markets remains robust. We anticipate that our business model and focus on high-return shop space will allow us to continue capitalizing on favorable demographic trends and urban development within our footprint. Our twin goals of driving Core FFO per share growth and simultaneously strengthening our balance sheet remain. We look forward to sharing more on tomorrow’s earnings conference call.”

– Dave Holeman, Chief Executive Officer

Fourth Quarter 2025 Operating and Financial Results

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Reconciliations of Net Income Attributable to Whitestone REIT to FFO, Core FFO, NOI and EBITDAre are included herein.

•	Revenues of $43.9 million versus $40.8 million for the fourth quarter of 2024.
•	Net Income attributable to common shareholders of $22.8 million, or $0.43 per diluted share, inclusive of a $0.30 per diluted share gain on sale of properties, versus $17.3 million, or $0.33 per diluted share for the fourth quarter of 2024, inclusive of a $0.23 per diluted share gain on sale of properties.
•	Core Funds from Operations (“Core FFO”) of $15.2 million versus $14.7 million for the fourth quarter of 2024.
•	Core FFO per diluted share was $0.28 versus $0.28 for the fourth quarter of 2024.
•	Fund From Operations (“FFO”) of $15.2 million versus $14.7 million for the fourth quarter of 2024.
•	FFO per diluted share of $0.28 versus $0.28 for the fourth quarter of 2024.
•	EBITDAre of $23.9 million versus $23.0 million for the fourth quarter of 2024.
•	Same-Store Net Operating Income (“NOI”) grew 3.8% to $26.3 million versus $25.3 million for the fourth quarter of 2024.
•	Net Effective Annual Base Rental Revenue per leased square foot was up 5% to $25.73, compared to the prior year quarter.

Full Year 2025 Operating and Financial Results

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

•	Revenues of $160.9 million versus $154.3 million for 2024.
•

Net Income attributable to common shareholders of $49.9 million, or $0.95 per diluted share, inclusive of a $0.57 per diluted share gain on sale of properties, versus $36.9 million, or $0.72 per diluted share, inclusive of a $0.43 per diluted share gain on sale of properties for 2024.

•	Core Funds from Operations (“Core FFO”) of $55.4 million versus $52.5 million for 2024.
•	Core FFO per diluted share of $1.05 versus $1.01 for 2024.
•	Funds from Operations (“FFO”) of $54.6 million versus $50.7 million for 2024.
•	FFO per diluted share of $1.03 versus $0.98 for 2024.
•	EBITDAre of $89.6 million versus $85.3 million for 2024.
•	Same-Store Net Operating Income (“NOI”) grew 4% to $97.5 million versus $93.8 million for 2024.

Operating Results

For the three-month periods ending December 31, 2025 and 2024, the Company’s operating highlights were as follows:

	Fourth Quarter 2025	Fourth Quarter 2024
Occupancy:
Wholly Owned Properties – All	94.6%	94.1%
>10,000 Sq Ft Occupancy	97.7%	97.4%
≤ 10,000 Sq Ft Occupancy	92.7%	92.1%
Same Store Property Net Operating Income Change (1)	3.8%	5.8%
Rental Rate Growth - Total (GAAP Basis):	18.2%	21.9%
New Leases	25.9%	36.1%
Renewal Leases	16.6%	19.0%
Leasing Transactions:
Number of New Leases	19	29
New Leases - Lease Term Revenue (millions)	$11.3	$40.6
Number of Renewal Leases	23	50
Renewal Leases - Lease Term Revenue (millions)	$7.7	$15.9

Balance Sheet and Debt Metrics

•

As of December 31, 2025, Whitestone had total debt of $649.4 million, along with capacity and availability of $323.2 million and $220.4 million, respectively, under its $375 million revolving credit facility.

•	As of December 31, 2025, the Company has undepreciated real estate assets of $1.4 billion.

Dividend

On December 18, 2025, the Board of Trustees of Whitestone REIT approved a change to the Company’s dividend payment schedule from a monthly dividend to a quarterly dividend.

In connection with this change, the Board declared a quarterly cash dividend of $0.1425 per share on the Company’s common shares and $0.1425 per unit on the Company’s operating partnership units for the first quarter of 2026. The declared quarterly dividend represents a 5.6% increase over the Company’s previous quarterly dividend amount. The dividend will be payable on March 30, 2026 to shareholders and unitholders of record as of the close of business on March 16, 2026.

2026 Full Year Guidance

The Company currently estimates that U.S. generally accepted accounting principles (“GAAP”) net income available to common shareholders will be within the range of $0.38 to $0.43 per diluted share, and Core FFO will be within the range of $1.10 to $1.14 per diluted share and OP Unit.

	Initial 2026 Guidance	2025 Actual
	(unaudited, amounts in thousands except per share and percentages)
Net income attributable to Whitestone REIT	$20,580 -$22,730	$49,926
Core FFO (1)	$59,064 - $61,214	$55,428

Net income attributable to Whitestone REIT per share	$0.38 - $0.43	$0.95
Core FFO per diluted share and OP Unit (1)	$1.10 - $1.14	$1.05

Key Drivers:
Same store net operating income growth (2)	3.0% - 4.75%	4%
Bad debt as a percentage of revenue	0.50% - 1.00%	0.55%
Interest expense	$32,600 - $34,100	$33,672

(1)

For the reconciliation of forward-looking non-GAAP financial measure to the comparable GAAP financial measure, see the “Core FFO per diluted share and OP unit” reconciliation table. Core Funds from Operations (“Core FFO”) is a non-GAAP measure. Guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity or the collection of any amounts due us from our claims in the Pillarstone bankruptcy.

(2)	Excludes straight-line rent, amortization of above/below market rates and lease termination fees for both periods.

Portfolio Statistics

As of December 31, 2025, Whitestone wholly owned 56 Community-Centered Properties™ with 4.9 million square feet of gross leasable area (“GLA”). Five of the 56 Community-Centered Properties™ are land parcels held for future development. The portfolio is comprised of 31 properties in Texas and 25 in Arizona. Whitestone’s Community-Centered Properties are located in the MSA’s of Austin (7), Dallas (11), Houston (10), Phoenix (25), and San Antonio (3). The Company’s properties in these markets are generally in high-traffic locations, surrounded by high-household-income communities.

At the end of the fourth quarter, the Company’s diversified tenant base was comprised of 1,458 tenants, with the largest tenant accounting for only 2.1% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to more than 15 years for larger tenants. Whitestone’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Conference Call Information

In conjunction with the issuance of its financial results, the Company invites you to listen to its earnings release conference call to be broadcast live on Thursday, February 26, 2026, at 8:30 A.M Eastern Time / 7:30 A.M. Central Time. The call will be led by Dave Holeman, Chief Executive Officer. Conference call access information is as follows:

To listen to a webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

Dial-in number for domestic participants:	1-877-407-0784
Dial-in number for international participants:	1-201-689-8560

The conference call will be recorded, and a telephone replay will be available through Thursday, March 12, 2026. Replay access information is as follows:

Replay number for domestic participants:	1-844-512-2921
Replay number for international participants:	1-412-317-6671
Passcode (for all participants):	13757652

Supplemental Financial Information

The fourth quarter earnings release and supplemental data package will be located in the “News and Events” and “Financial Reporting” tabs of the Investor Relations section of the Company’s website at www.whitestonereit.com. The earnings release and supplemental data package will also be available by mail upon request. To receive a copy, please call Investor Relations at (713) 435-2219.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a community-centered real estate investment trust (REIT) that acquires, owns, operates, and develops open-air, retail centers located in some of the fastest growing markets in the country: Phoenix, Austin, Dallas, Houston and San Antonio.

Our centers are convenience focused: merchandised with a mix of service-oriented tenants providing food (restaurants and grocers), self-care (health and fitness), services (financial and logistics), education and entertainment to the surrounding communities. The Company believes its strong community connections and deep tenant relationships are key to the success of its current centers and its acquisition strategy. For additional information, please visit www.whitestonereit.com.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the federal securities laws, including discussion and analysis of our financial condition; pending acquisitions and the impact of such acquisitions on our financial condition and results of operations; statements related to our expectations regarding the performance of our business; anticipated capital expenditures required to complete projects; amounts of anticipated cash distributions to our shareholders in the future; and other matters. These forward-looking statements are not historical facts but reflect the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “hopes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include: the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; uncertainties related to the national economy and the real estate industry, both in general and in our specific markets; legislative or regulatory changes, including changes to laws governing REITs; adverse economic or real estate developments or conditions in Texas or Arizona, Houston, Dallas, and Phoenix in particular, including the potential impact of public health emergencies, on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; increases in interest rates, including as a result of inflation, which may increase our operating costs or general and administrative expenses; our current geographic concentration in the Houston, Dallas, and Phoenix metropolitan area markets makes us susceptible to potential local economic downturns; natural disasters, such as floods and hurricanes, which may increase as a result of climate change may adversely affect our returns and adversely impact our existing and prospective tenants; increasing focus by stakeholders on environmental, social, and governance matters; financial institution disruptions; availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures; decreases in rental rates or increases in vacancy rates; harm to our reputation, ability to do business and results of operations as a result of improper conduct by our employees, agents or business partners; litigation risks; lease-up risks, including leasing risks arising from exclusivity and consent provisions in leases with significant tenants; our inability to renew tenant leases or obtain new tenant leases upon the expiration of existing leases; risks related to generative artificial intelligence tools and language models, along with the potential interpretations and conclusions they might make regarding our business and prospects, particularly concerning the spread of misinformation; our inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine, the conflict in the Gaza Strip and unrest in the Middle East; the need to fund tenant improvements or other capital expenditures out of our operating cash flow; and the risk that we are unable to raise capital for working capital, acquisitions or other uses on attractive terms or at all: the timing and the ultimate amount we will collect in connection with the redemption of our equity investment in Pillarstone Capital REIT Operating Partnership LP (“Pillarstone” or “Pillarstone OP.”); and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including EBITDAre, FFO, Core FFO, NOI and net debt. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDAre: The National Association of Real Estate Investment Trusts (“NAREIT”) defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization and impairment write-downs of depreciable property and of investments in unconsolidated affiliates caused by a decrease in value of depreciable property in the affiliate, plus or minus losses and gains on the disposition of depreciable property, including losses/gains on change in control and adjustments to reflect the entity’s share of EBITDAre of the unconsolidated affiliates and consolidated affiliates with non-controlling interests. We calculate EBITDAre in a manner consistent with the NAREIT definition. Management believes that EBITDAre represents a supplemental non-GAAP performance measure that provides investors with a relevant basis for comparing REITs. There can be no assurance the EBITDAre as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre should not be considered as an alternative to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

FFO: Funds From Operations: NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We calculate FFO in a manner consistent with the NAREIT definition and also include adjustments for our unconsolidated real estate partnership.

Core Funds from Operations (“Core FFO”) is a non-GAAP measure. From time to time, we report or provide guidance with respect to “Core FFO” which removes the impact of certain non-recurring and non-operating transactions or other items we do not consider to be representative of our core operating results including, without limitation, default interest on debt of real estate partnership, extinguishment of debt cost, gains or losses associated with litigation involving the Company that is not in the normal course of business, and proxy contest costs.

Management uses FFO and Core FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time.  Because real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself.  In addition, securities analysts, investors and other interested parties use FFO as the primary metric for comparing the relative performance of equity REITs. FFO and Core FFO should not be considered as alternatives to net income or other measurements under GAAP, as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity.  FFO and Core FFO do not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. Although our calculation of FFO is consistent with that of NAREIT, there can be no assurance that FFO and Core FFO presented by us is comparable to similarly titled measures of other REITs.

NOI: Net Operating Income: Management believes that NOI is a useful measure of our property operating performance. We define NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI and, accordingly, our NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, depreciation and amortization, deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of properties, loss on disposal of assets, and includes NOI of real estate partnership (pro rata) and net income attributable to noncontrolling interest, it provides a performance measure that, when compared year-over-year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect the level of capital expenditure and leasing costs necessary to maintain the operating performance of our properties, including general and administrative expenses, depreciation and amortization, equity or deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of properties, and gain or loss on sale or disposition of assets.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company’s property operating performance because it includes only the properties that have been owned for the entire period being compared, and that it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company’s performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight-line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

Net debt: We present net debt, which we define as total debt net of insurance financing less cash, and net debt to pro forma EBITDAre, which we define as net debt divided by EBITDAre because we believe they are helpful as supplemental measures in assessing our ability to service our financing obligations and in evaluating balance sheet leverage against that of other REITs. However, net debt and net debt to pro forma EBITDAre should not be viewed as a stand-alone measure of our overall liquidity and leverage. In addition, our REITs may use different methodologies for calculating net debt and net debt to pro forma EBITDAre, and accordingly our net debt and net debt to pro forma EBITDAre may not be comparable to that of other REITs.

Investor and Media Relations:

David Mordy

Director, Investor Relations

Whitestone REIT

(713) 435-2219

ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2025	December 31, 2024

ASSETS
Real estate assets, at cost
Property	$1,354,112	$1,248,223
Accumulated depreciation	(264,940)	(246,534)
Total real estate assets	1,089,172	1,001,689
Cash and cash equivalents	4,888	5,224
Restricted cash	2,472	10,146
Escrows and deposits	5,170	4,006
Accrued rents and accounts receivable, net of allowance for doubtful accounts (1)	37,447	33,820
Receivable from partnership redemption	—	31,643
Receivable due from related party	—	15,186
Unamortized lease commissions, legal fees and loan costs	17,865	14,693
Prepaid expenses and other assets(2)	3,934	7,805
Finance lease right-of-use assets	10,315	10,427
Total assets	$1,171,263	$1,134,639

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$643,925	$631,518
Accounts payable and accrued expenses(3)	45,715	40,703
Payable due to related party	—	1,577
Tenants' security deposits	9,652	9,295
Dividends and distributions payable	7,370	6,931
Finance lease liabilities	741	781
Total liabilities	707,403	690,805
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of December 31, 2025 and December 31, 2024	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 51,088,833 and 50,690,163 issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	51	51
Additional paid-in capital	641,234	637,946
Accumulated deficit	(183,586)	(205,557)
Accumulated other comprehensive income	391	5,713
Total Whitestone REIT shareholders' equity	458,090	438,153
Noncontrolling interest in subsidiary	5,770	5,681
Total equity	463,860	443,834
Total liabilities and equity	$1,171,263	$1,134,639

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2025	December 31, 2024
(1) Accrued rents and accounts receivable, net of allowance for doubtful accounts
Tenant receivables	$17,025	$17,285
Accrued rents and other recoveries	32,835	29,964
Allowance for doubtful accounts	(13,674)	(14,720)
Other receivables	1,261	1,291
Total accrued rents and accounts receivable, net of allowance for doubtful accounts	$37,447	$33,820

(2) Operating lease right of use assets (net)	$539	$59
(3) Operating lease liabilities	$539	$58

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues
Rental(1)	$43,371	$38,932	$159,275	$151,260
Management, transaction, and other fees	545	1,906	1,584	3,022
Total revenues	43,916	40,838	160,859	154,282

Operating expenses
Depreciation and amortization	9,757	8,652	35,929	34,894
Operating and maintenance	9,694	7,538	31,825	28,205
Real estate taxes	4,762	4,785	18,310	17,773
General and administrative	5,535	5,579	21,218	23,189
Total operating expenses	29,748	26,554	107,282	104,061

Other expenses (income)
Interest expense	8,626	8,222	33,672	34,035
Extinguishment of debt cost	1	—	798	—
Gain on sale of properties	(15,783)	(11,913)	(29,957)	(22,125)
Loss on disposal of assets,net	142	364	239	547
Gain on partnership redemption	(2,075)	—	(2,075)	—
Interest, dividend and other investment loss (income)	2	(72)	(138)	(87)
Total other expenses (income)	(9,087)	(3,399)	2,539	12,370

Income before equity investment in real estate partnership and income tax	23,255	17,683	51,038	37,851

Deficit in earnings of real estate partnership	—	—	—	(28)
Provision for income tax	(130)	(123)	(482)	(450)
Net income	23,125	17,560	50,556	37,373

Less: Net income attributable to noncontrolling interests	287	223	630	480

Net income attributable to Whitestone REIT	$22,838	$17,337	$49,926	$36,893

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Basic Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.45	$0.34	$0.98	$0.73
Diluted Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.43	$0.33	$0.95	$0.72

Weighted average number of common shares outstanding:
Basic	51,028	50,650	50,959	50,214
Diluted	52,616	51,859	52,316	51,347

Consolidated Statements of Comprehensive Income (Loss)

Net income	$23,125	$17,560	$50,556	$37,373

Other comprehensive income (loss)

Unrealized gain (loss) on cash flow hedging activities	922	6,474	(5,390)	3,178

Comprehensive income	24,047	24,034	45,166	40,551

Less: Net income attributable to noncontrolling interests	287	223	630	480
Less: Comprehensive income (loss) attributable to noncontrolling interests	11	82	(68)	41

Comprehensive income attributable to Whitestone REIT	$23,749	$23,729	$44,604	$40,030

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
(1) Rental
Rental revenues	$29,894	$27,580	$113,428	$108,930
Recoveries	13,575	11,549	46,724	43,558
Bad debt	(98)	(197)	(877)	(1,228)
Total rental	$43,371	$38,932	$159,275	$151,260

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$50,556	$37,373
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,929	34,894
Amortization of deferred loan costs	1,345	1,106
Gain on sale of properties	(29,957)	(22,125)
Gain on partnership redemption	(2,075)	—
Loss on disposal of assets, net	239	547
Bad debt	877	1,228
Accretion of debt discount	38	—
Share-based compensation	5,319	4,579
Deficit in earnings of real estate partnership	—	28
Amortization of right-of-use assets - finance leases	93	87
Building improvements received due to lease termination	—	(749)
Extinguishment of debt cost	798	—
Changes in operating assets and liabilities:
Escrows and deposits	(1,164)	6,509
Accrued rents and accounts receivable	(4,346)	(4,415)
Receivable due from related party	224	(40)
Unamortized lease commissions, legal fees and loan costs	(3,634)	(3,536)
Prepaid expenses and other assets	(1,013)	2,280
Accounts payable and accrued expenses	(2,771)	(220)
Payable due to related party	(42)	—
Tenants' security deposits	357	681
Net cash provided by operating activities	50,773	58,227
Cash flows from investing activities:
Acquisitions of real estate	(86,156)	(55,751)
Additions to real estate	(24,362)	(22,410)
Proceeds from sales of properties	42,234	52,004
Proceeds from sale of property held in restricted cash (1031 exchange)	—	10,146
Receipt of funds from real estate partnership for loan repayment	13,633	—
Proceeds from partnership redemption	33,354	—
Net cash used in investing activities	(21,297)	(16,011)
Cash flows from financing activities:
Distributions paid to common shareholders	(27,406)	(24,572)
Distributions paid to OP unit holders	(348)	(321)
Proceeds from issuance of common shares, net of offering costs	—	7,620
Payments of exchange offer costs	—	(81)
Net payments of revolving credit facility	(73,209)	(21,000)
Proceeds from notes payable	—	76,340
Repayments of notes payable	(17,572)	(66,016)
Payment of loan origination costs	(6,643)	(789)
Repurchase of common shares	(2,268)	(2,641)
Proceeds from borrowings under unsecured term loan	375,000	—
Repayment of borrowings under unsecured term loan	(285,000)	—
Payment of finance lease liability	(40)	(26)
Net cash used in financing activities	(37,486)	(31,486)
Net increase (decrease) in cash, cash equivalents and restricted cash	(8,010)	10,730
Cash, cash equivalents and restricted cash at beginning of period	15,370	4,640
Cash, cash equivalents and restricted cash at end of period (1)	$7,360	$15,370

(1)	For a reconciliation of cash, cash equivalents and restricted cash, see supplemental disclosures below.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Supplemental Disclosures
(in thousands)

	Year Ended December 31,
	2025	2024
Supplemental disclosure of cash flow information:
Cash paid for interest	$33,581	$33,663
Cash paid for taxes	$457	$432
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$330	$58
Financed insurance premiums	$—	$2,638
Value of shares issued under dividend reinvestment plan	$112	$36
Value of common shares exchanged for OP units	$125	$355
Change in fair value of cash flow hedge	$(5,390)	$3,178
Recognition of finance lease liability	$—	$86
Accrued capital expenditures	$3,364	$2,062
Receivable from partnership redemption	$—	$31,643
Building improvements received due to lease termination	$—	$749
Recognition of operating lease liability	$606	$—
Receivable recognized for partnership interest redemption	$158	$—
Note payable assumed through property acquisition	$17,650	$—

	December 31,
	2025	2024
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$4,888	$5,224
Restricted cash	2,472	10,146
Total cash, cash equivalents and restricted cash	$7,360	$15,370

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
FFO (NAREIT) AND CORE FFO
Net income attributable to Whitestone REIT	$22,838	$17,337	$49,926	$36,893
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	9,745	8,642	35,867	34,811
Depreciation and amortization of real estate assets of real estate partnership (pro rata) (2)	—	—	—	111
Loss on disposal of assets, net	142	364	239	547
Gain on sale of properties	(15,783)	(11,913)	(29,957)	(22,125)
Gain on partnership redemption	(2,075)	—	(2,075)	—
Net income attributable to noncontrolling interests	287	223	630	480
FFO (NAREIT)	$15,154	$14,653	$54,630	$50,717
Adjustments to reconcile to Core FFO:
Extinguishment of debt cost	1	—	798	—
Proxy contest costs	—	—	—	1,757
Core FFO	$15,155	$14,653	$55,428	$52,474

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$15,154	$14,653	$54,630	$50,717
Core FFO	$15,155	$14,653	$55,428	$52,474
Denominator:
Weighted average number of total common shares - basic	51,028	50,650	50,959	50,214
Weighted average number of total noncontrolling OP units - basic	641	649	643	653
Weighted average number of total common shares and noncontrolling OP units - basic	51,669	51,299	51,602	50,867

Effect of dilutive securities:
Unvested restricted shares	1,588	1,209	1,357	1,133
Weighted average number of total common shares and noncontrolling OP units - diluted	53,257	52,508	52,959	52,000

FFO per common share and OP unit - basic	$0.29	$0.29	$1.06	$1.00
FFO per common share and OP unit - diluted	$0.28	$0.28	$1.03	$0.98

Core FFO per common share and OP unit - basic	$0.29	$0.29	$1.07	$1.03
Core FFO per common share and OP unit - diluted	$0.28	$0.28	$1.05	$1.01

(1)	Includes pro-rata share attributable to real estate partnership through January 25, 2024, the redemption date.

(2)

We rely on reporting provided to us by our third party partners for financial information regarding the Company’s investment in Pillarstone OP. Because Pillarstone OP financial statements as of and for the year ended December 31, 2024 have not been made available to us, we have estimated depreciation and amortization of real estate assets based on the information available to us at the time of this Report. On January 25, 2024, we exercised our redemption notice for substantially all of our investment in Pillarstone OP. As a result, our ownership no longer represents a majority interest.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$22,838	$17,337	$49,926	$36,893
General and administrative expenses	5,535	5,579	21,218	23,189
Depreciation and amortization	9,757	8,652	35,929	34,894
Deficit in earnings of real estate partnership (1)	—	—	—	28
Interest expense	8,626	8,222	33,672	34,035
Extinguishment of debt cost	1	—	798	—
Interest, dividend and other investment income	2	(72)	(138)	(87)
Provision for income taxes	130	123	482	450
Gain on sale of properties	(15,783)	(11,913)	(29,957)	(22,125)
Loss on disposal of assets, net	142	364	239	547
Gain on partnership redemption	(2,075)	—	(2,075)	—
NOI of real estate partnership (pro rata)(1)	—	—	—	183
Net income attributable to noncontrolling interests	287	223	630	480
NOI	$29,460	$28,515	$110,724	$108,487
Non-Same Store NOI (2)	(1,848)	(779)	(9,114)	(8,640)
NOI of real estate partnership (pro rata) (1)	—	—	—	(183)
NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)	27,612	27,736	101,610	99,664
Same Store straight-line rent adjustments	(760)	(547)	(2,682)	(3,160)
Same Store amortization of above/below market rents	(215)	(243)	(490)	(787)
Same Store lease termination fees	(386)	(1,662)	(892)	(1,961)
Same Store NOI (3)	$26,251	$25,284	$97,546	$93,756

(1)

We rely on reporting provided to us by our third party partners for financial information regarding the Company’s investment in Pillarstone OP. Because Pillarstone OP financial statements for the year ended December 31, 2024 have not been made available to us, we have estimated deficit in earnings and pro rata share of NOI of real estate partnership based on the information available to us at the time of this Report. On January 25, 2024, we exercised our redemption notice for substantially all of our investment in Pillarstone OP. As a result, our ownership no longer represents a majority interest

(2)

We define “Non-Same Store” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purpose of comparing the three months ended December 31, 2025 to the three months ended December 31, 2024, Non-Same Store includes properties acquired between October 1, 2024 and December 31, 2025, and properties sold between October 1, 2024 and December 31, 2025, but not included in discontinued operations. For purposes of comparing the twelve months ended December 31, 2025 to the twelve months ended December 31, 2024, Non-Same Store includes properties acquired between January 1, 2024 and December 31, 2025 and properties sold between January 1, 2024 and December 31, 2025, but not included in discontinued operations.

(3)

We define “Same Store” as properties that have been owned during the entire period being compared. For purpose of comparing the three months ended December 31, 2025 to the three months ended December 31, 2024, Same Store includes properties owned before October 1, 2024 and not sold before December 31, 2025. For purposes of comparing the twelve months ended December 31, 2025 to the twelve months ended December 31, 2024, Same Store includes properties owned before January 1, 2024 and not sold before December 31, 2025. Straight line rent adjustments, above/below market rents, and lease termination fees are excluded.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$22,838	$17,337	$49,926	$36,893
Depreciation and amortization	9,757	8,652	35,929	34,894
Interest expense	8,626	8,222	33,672	34,035
Extinguishment of debt cost	1	—	798	—
Provision for income taxes	130	123	482	450
Net income attributable to noncontrolling interests	287	223	630	480
Deficit in earnings of real estate partnership (1)	—	—	—	28
EBITDAre adjustments for real estate partnership (1)	—	—	—	136
Gain on sale of properties	(15,783)	(11,913)	(29,957)	(22,125)
Gain on partnership redemption	(2,075)	—	(2,075)	—
Loss on disposal of assets, net	142	364	239	547
EBITDAre	$23,923	$23,008	$89,644	$85,338

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company’s investment in Pillarstone OP. Because Pillarstone OP financial statements for the year ended December 31, 2024 have not been made available to us, we have estimated deficit in earnings and EBITDAre adjustments for real estate partnership based on the information available to us at the time of this Report. On January 25, 2024, we exercised our redemption notice for substantially all of our investment in Pillarstone OP. As a result, our ownership no longer represents a majority interest.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
Initial Full Year Guidance for 2026
(in thousands, except per share and per unit data)

	Projected Range Full Year 2026
	Low	High
FFO and Core FFO per diluted share and OP unit

Net income attributable to Whitestone REIT	$20,580	$22,730
Adjustments to reconcile to FFO
Depreciation and amortization of real estate assets	38,133	38,133
Adjustments	—	—
Net income attributable to noncontrolling interest	351	351
FFO	$59,064	$61,214
Adjustments to reconcile to Core FFO
Adjustments	—	—
Core FFO (1)	$59,064	$61,214
Denominator:
Dilutive shares	52,826	52,826
OP Units	649	649
Dilutive share and OP Units	53,475	53,475

Net income attributable to Whitestone REIT per diluted share	$0.38	$0.43

FFO per diluted share and OP Unit	$1.10	$1.14

Core FFO per diluted share and OP Unit (1)	$1.10	$1.14

(1)

Guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity or the collection of any amounts due us from our claims in the Pillarstone bankruptcy.